As filed with the Securities and Exchange Commission on June 1, 2000

                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        PRICE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                 New York                                      13-2991700
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                       Identification No.)

                              45 Rockefeller Plaza
                            New York, New York 10020
                                  212-757-5600
               (Address of principal executive offices) (Zip code)


         PRICE COMMUNICATIONS CORPORATION 1992 LONG TERM INCENTIVE PLAN

                            (Full title of the plan)

                                  Robert Price
                        Price Communications Corporation
                              45 Rockefeller Plaza
                            New York, New York 10020
                                  212-757-5600
                    (Name and address, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                             Peter G. Samuels, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                  212-969-3000

                         CALCULATION OF REGISTRATION FEE


===============================================================================================================
                                               Proposed maximum      Proposed maximum          Amount of
 Title of securities       Amount to be         offering price      aggregate offering       Registration
   to be registered        registered(1)         per share(2)            price(2)                 Fee
---------------------------------------------------------------------------------------------------------------
Common Stock,             3,204,345 shares          $22.094             $70,796,798             $18,691
par value $0.01
===============================================================================================================


     (1) Represents the aggregate number of additional shares of the common stock, par value $0.01 (the "Common Stock"), of Price Communications Corporation (the "Company") issuable under the Price Communications Corporation 1992 Long Term Incentive Plan, as amended (the "Plan"), pursuant to amendments to the Plan adopted at the Company's 1998 Annual Meeting of Shareholders. Also includes the Common Stock purchase rights attached to the shares of Common Stock pursuant to the Rights Agreement, dated as of October 6, 1994, as amended as of January 12, 1995, April 7, 1995, June 19, 1997 and June 11, 1998,
           between the Company and Harris Trust Company of New York, as Rights Agent.

     (2) Estimated solely for purposes of calculating the registration fee and based, pursuant to Rule 457(h) promulgated under the Securities Act of 1933, on the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market on May 25, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
        ------   ----------------------------------------

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Price Communications Corporation, a New York corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

                (1) Annual Report filed on Form 10-K for the year ended December 31, 1999.

                (2) Amendment No. 1 to Annual Report filed on Form 10-K/A for the year ended December 31, 1999.

                (3) Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2000.

                (4) Amendment No. 2 to Annual Report filed on Form 10-K/A for the year ended December 31, 1999.

                (5) The description of the Company's common stock, $.01 par value, contained in the Company's Registration Statement filed on Form 8-A/A dated February 8, 2000.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


        ITEM 4.  DESCRIPTION OF SECURITIES.
        ------   -------------------------

        Not applicable.


        ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.
        ------   -------------------------------------

        Not applicable.

        ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        ------   -----------------------------------------

        Section 721 of the New York Business Corporation Law provides that the indemnification and advancement of expenses of directors and officers may be provided by the certificate of incorporation or by-laws of a corporation, or when authorized by the certificate of incorporation or by-laws, a resolution of shareholders, a resolution of directors or an agreement providing for indemnification (except in cases where a judgment or other final adjudication establishes that such acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person, made, or threatened to be made, a party of an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any other capacity, against judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal acts or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722 of the New York Business Corporation Law also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of the corporation, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, employee benefit plan or other entity, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to a threatened or pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 726 of the New York Business Corporation Law provides that a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers. However, no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer for a judgment or a final adjudication adverse to the insured director or officer if (i) a judgment or other final adjudication establishes that his acts of active and deliberate dishonesty were material to the cause of action adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled or (ii) if prohibited under the insurance law of New York.

        Section 724 of the New York Business Corporation Law provides that indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723(a) of the New York Business Corporation Law notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders.

        The Certificate of Incorporation and By-laws of the Company exonerates directors of the Company from personal liability to the Company and its stockholders, for monetary damages for breach of the fiduciary duty of care as a director, but it does not eliminate or limit liability for any breach of the directors' duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the directors derived an improper personal benefit. The Certificate of Incorporation does not eliminate a stockholder's right to seek nonmonetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

        ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
        ------   -----------------------------------

        Not applicable.

        ITEM 8.  EXHIBITS.
        ------   --------

    EXHIBIT NUMBER                                   DESCRIPTION


          5              Opinion of Proskauer Rose LLP

         23.1            Consent of Arthur Andersen LLP

         23.2            Consent of Proskauer Rose LLP (included in Exhibit 5)

          24             Powers of Attorney (included on Page II-5)




         ITEM 9.  UNDERTAKINGS.
         ------   ------------

         (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         (3)   To  remove  from   registration  by  means  of  a  post-effective
         amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 31, 2000.

                                   PRICE COMMUNICATIONS CORPORATION



                                   BY:  /s/  ROBERT PRICE
                                      ---------------------------------
                                          Name:  Robert Price
                                          Title: Director, President, Chief
                                                 Executive Officer and Treasurer


                               POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert Price his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURES                            TITLE                               DATE


   /s/ ROBERT PRICE
---------------------------          Director, President, Chief Executive     May 31, 2000
   Robert Price                      Officer and Treasurer
                                     (Principal Executive Officer)



  /s/ KIM I. PRESSMAN
---------------------------          Executive Vice-President,                May 31, 2000
   Kim I. Pressman                   Chief Financial Officer, Secretary
                                     and Assistant Treasurer
                                     (Principal Financial Officer
                                     and Principal Accounting Officer)


  /s/ GEORGE E. CADGENE
---------------------------          Director                                 May 31, 2000
   George E. Cadgene

                                  EXHIBIT INDEX


  Exhibit
   NUMBER                   DESCRIPTION                             LOCATION


     5                Opinion of Proskauer Rose LLP      Filed herewith

    23.1              Consent of Arthur Andersen LLP     Filed herewith

    23.2              Consent of Proskauer Rose LLP      Included in Exhibit 5

     24               Powers of Attorney                 Included on Page II-5

                                                                       Exhibit 5


                                                   June 1, 2000

Price Communications Corporation
45 Rockefeller Plaza
New York, New York  10020

Ladies and Gentlemen:

        We are acting as counsel to Price Communications Corporation, a New York corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 with respect to an additional 3,204,345 shares (the "Shares") of the common stock, par value $.01 (the "Common Stock"), of the Company issuable under the Price Communications Corporation 1992 Long Term Incentive Plan, as amended (the "Plan"), pursuant to amendments adopted by the Company's shareholders at the Company's 1998 Annual Meeting of Shareholders.

        We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper or necessary as a basis for rendering this opinion.

        Based upon and subject to the foregoing, we are of the opinion that the Shares will be, when issued in accordance with the provisions of the Plan and the respective options granted thereunder (including payment of the option exercise prices provided for therein), legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


PROSKAUER ROSE LLP



By:  /s/ PETER G. SAMUELS
   --------------------------------
         A member of the firm

                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement our report dated January 31, 1999 included in Price Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ ARTHUR ANDERSEN LLP

New York, New York
May 26, 2000


                                     II-9